CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-266475, 333-266474 and 333-233776) and Form S-8 (Nos. 333-272808, 333-266139, 333-262503, 333-257416, 333-256374, 333-255416, 333-235832, 333-226532, 333-225625, 333-219828 and 333-205609) of PayPal Holding, Inc. of our report dated February 7, 2024 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
February 7, 2024